SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

COLUMBUS MCKINNON CORPORATION
(Exact name of registrant as specified in its charter)

NEW YORK
(State or other jurisdiction of incorporation)

0-27618	16-0547600
(Commission File Number)	(IRS Employer Identification No.)

205 CROSSPOINT PARKWAY, GETZVILLE, NEW YORK	14068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code: (716) 689-5400

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging Growth Company

☐
If an Emerging Growth Company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	OTHER EVENTS.

On March 26, 2019, Columbus McKinnon Corporation (the Company) announced that its Board of Directors declared a dividend of $0.06 per common share, a $0.01 per common share increase from its previous quarterly dividend rate of $0.05. The dividend will be payable on or about May 13, 2019 to shareholders of record at the close of business on May 3, 2019.
The Company also announced that its Board of Directors has approved a new stock repurchase program authorizing the repurchase of up to $20 million of the Company's common stock. Based on the closing price of the Company’s common stock on March 25, 2019, the shares authorized for repurchase would constitute approximately 3% of the Company’s issued and outstanding common stock. The repurchases will be made in conformity with the safe harbor provisions of Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and all other applicable laws and regulations in effect from time to time.
A copy of the press release issued in connection with such action is attached hereto as Exhibit 99.1.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated March 26, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBUS McKINNON CORPORATION

By:	/s/ Gregory P. Rustowicz
Name:	Gregory P. Rustowicz
Title:	Vice President Finance and Chief
Financial Officer (Principal Financial Officer)

Dated: March 26, 2019

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated March 26, 2019